Exhibit 10.28(a)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement No. A4072

STANDARD EXCLUSIVE LICENSE AGREEMENT

WITH SUBLICENSING TERMS

TABLE OF CONTENTS

Section 1	Definitions
Section 2	Grant
Section 3	Due Diligence
Section 4	Royalties
Section 5	Certain Warranties and Disclaimers of UFRF
Section 6	Record keeping
Section 7	Patent Prosecution
Section 8	Infringement and Invalidity
Section 9	Term and Termination
Section 10	Assignability
Section 11	Dispute Resolution Procedures
Section 12	Product Liability; Conduct of Business
Section 13	Use of Names
Section 14	Miscellaneous
Section 15	Notices
Section 16	Contract Formation and Authority
Section 17	United States Government Interests

Appendix A	Development Plan
Appendix B	Development Report
Appendix C	UFRF Royalty Report

This Agreement is made effective the 15th day of December, 2004, (the “Effective Date”) by and between the University of Florida Research Foundation, Inc. (hereinafter called “UFRF”), a nonstock, nonprofit Florida corporation, and ViewRay, Inc. (hereinafter called “Licensee”), a corporation organized and existing under the laws of the State of Florida;

WHEREAS, UFRF owns certain inventions that are described in the “Licensed Patents” defined below, and UFRF is willing to grant a license to Licensee under any one or all of the Licensed Patents and Licensee desires a license under all of them;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

Section	1 Definitions

1.1	“Licensed Patents” shall refer to and mean all of the following UFRF intellectual property:

1.1.1	the United States patent(s)/patent application(s) [***] in the [***], and all divisionals, and continuations United States patents and foreign patents, reissues and reexaminations based on this U.S. application all to the extent owned or controlled by the University of Florida.

1.2	“Licensed Product” and “Licensed Process” shall mean:

1.2.1	In the case of a Licensed Product, any product or part thereof developed by or on behalf of Licensee that:

(a)	is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents, in any country in which any product is made, used or sold; or

(b)	is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents, in any country in which any such process is used or in which any such product is used or sold.

1.2.2	In the case of a Licensed Process, any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in any country in which such process is practiced.

1.3	“Improvements” shall mean any modification of an invention described in the Licensed Patents which, if unlicensed, would infringe one or more claims of the Licensed Patents.

1.4	“Net Sales” shall mean the amount collected on sales of Licensed Product and/or Licensed Processes after deducting, if not already deducted in the amount invoiced:

•	Trade and/or quantity discounts

•	Credits on returns and allowances

•	Outbound transportation costs paid

•	Sales Taxes

The “Net Sales” for Licensed Software that is transferred to a third party for promotional purposes without charge or at a discount shall be the average invoiced price to the customer of that type of Licensed Product and/or Licensed Process during the applicable calendar quarter. Licensee will not transfer or use equipment for promotional purpose.

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1.5	The term “Affiliate” shall mean: (a) any person or entity which controls at least fifty percent (50%) of the equity or voting stock of the Licensee or (b) any person or entity fifty percent (50%) of whose equity or voting stock is owned or controlled by the Licensee or (c) any person or entity of which at least fifty percent (50%) of the equity or voting stock is owned or controlled by the same person or entity owning or controlling at least fifty percent (50%) of Licensee or (d) any entity in which any officer, employee, or director is also an officer, employee, or director of Licensee or any person who is an officer, employee or director of Licensee.

1.6	The term “Sublicensee” shall mean any third party to whom Licensee confers the right to make, use and sell Licensed Product and/or Licensed Processes.

1.7	“Development Plan” shall mean a written report summarizing the development activities that are to be undertaken by the Licensee to bring Licensed Products and/or Licensed Processes to the market. The Development Plan is attached hereto as Appendix A.

1.8	“Development Report” shall mean a written account of Licensee’s progress under the Development Plan having at least the information specified on Appendix B to this Agreement, and shall be sent to the address specified on Appendix B.

1.9	“Licensed Field” shall be limited to the field of healthcare.

1.10	“Licensed Territory” shall be worldwide.

Section	2 Grant

2.1	License.

UFRF hereby grants to Licensee an exclusive license, limited to the Licensed Field and the Licensed Territory, under the Licensed Patents to make, use and sell Licensed Products and/or Licensed Processes. UFRF reserves to itself and the University of Florida the right to make, have made, use, sell, offer for sale, develop and import Licensed Products and/or Licensed Processes solely for their internal, non-commercial research, clinical (including, but not limited to patient care at Shands Teaching Hospital and University of Florida patient care facilities), and educational purposes. In addition, UFRF reserves to itself, as well as to the University of Florida the right to use materials that might be covered under Licensed Patents solely for their internal, non-commercial research purposes and to meet all applicable governmental requirements governing the ability to transfer materials. UFRF shall treat any information relating to the Licensed Patents as confidential except that inventor of Licensed Patents shall have the right to publish materials related to such Licensed Patents and Licensee shall be allowed a reasonable amount of time prior to such publication to review such materials.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2	Sublicense.

2.2.1	Licensee may grant written, nonexclusive Sublicenses to third parties. Any agreement granting a Sublicense shall state that the Sublicense is subject to the termination of this Agreement. Licensee shall have the same responsibility for the activities of any Sublicensee as if the activities were directly those of Licensee.

2.2.2	In respect to Sublicenses granted by Licensee under 2.2.1 above, Licensee shall pay to UFRF an amount equal to what Licensee would have been required to pay to UFRF had Licensee sold the amount of Licensed Products sold by such Sublicensee. In addition, if Licensee receives any fees, minimum royalties, or other payments in consideration for any rights granted under a Sublicense, and such payments are not based directly upon the amount or value of Licensed Products sold by the Sublicensee, then: (i) If such Sublicense occurs within one year of the Effective date Licensee shall pay UFRF thirty five percent (35%) of such payments; (ii) Twenty five percent (25%) of such payments if Sublicense occurs after one year but less than two years from the Effective Date; or (iii) fifteen percent (15%) if Sublicense occurs after two years from the Effective Date, all of which shall be paid in the manner specified in Section 4.5. Licensee shall not receive from Sublicensees anything of value in lieu of cash payments in consideration for any Sublicense under this Agreement without the express prior written permission of UFRF whose permission shall not be unreasonably withheld.

2.2.3	Licensee shall provide UFRF with a copy of each sublicense agreement within thirty (30) days prior to the execution of the sublicense agreement.

Section	3 Due Diligence

3.1	Development.

3.1.1

Licensee agrees to and warrants that: it has, or will obtain, the expertise necessary to independently evaluate the inventions of the Licensed Patents; it will establish and actively and diligently pursue the Development Plan (see Appendix A) to the end that the inventions of the Licensed Patents will be utilized to provide Licensed Products and/or Licensed Processes for sale in the retail market within the Licensed Field; and until the date of first commercial sale of Licensed Products, it will supply UFRF with a written Development Report annually fifteen (15) days after the end of the calendar year (see Appendix B). All development activities and strategies and all aspects of product design and

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decisions to market and the like are entirely at the discretion of Licensee, and Licensee shall rely entirely on its own expertise with respect thereto. UFRF’s review of Licensee’s Development Plan is solely to verify the existence of Licensee’s commitment to development activity and to ensure compliance with Licensee’s obligations to commercialize the inventions of the Licensed Patents, as set forth above, other than those elements of the Development Plan as designated as Due Diligence milestones in 3.1.2 below.

3.1.2	Licensee agrees that the first commercial sale of products to the retail customer shall occur on or before January 1, 2011 or UFRF shall have the right to terminate the Agreement pursuant to Section 9.3 hereto. In addition, Licensee agrees to the following due diligence elements which if not accomplished by the following dates, then UFRF shall have the right to terminate the Agreement pursuant to Section 9.3:

(1) Complete business plan and STTR grant application	4th Q 2004
(2) Complete proof-of-concept	4th Q 2005
(3) Secure design/mfg relationship with OEM manufacturer	2nd Q 2006
(4) Potential need for VC round	2008
(5) Complete working commercial prototype	2010
(6) Hire industry CEO	2010
(7) FDA 510k approval	2011
(8) Market launch of first generation Device	2011
(9) Market launch of second generation Device	2013

If Licensee fails to actively pursue the Development Plan with respect to a certain field(s) of use and UFRF has received notice that a third party wishes to negotiate a license for such field(s) of use, UFRF may terminate this License with respect to such field(s) of use upon sixty (60) days written notice to Licensee and pursue negotiations with the third party. Licensee shall have the right to come into compliance within 90 days.

During the notice period, Licensee may provide UFRF with a revised Development Plan with respect to the field(s) of use in question. UFRF may consider the revised Development Plan and determine, in UFRF’s sole discretion, whether the revised Development Plan will be accepted or whether the License will terminate with respect to such field(s) of use upon expiration of the notice period.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section	4 Royalties

4.1	License Issue Fee.

4.1.1	Licensee agrees to pay to UFRF a License Issue Fee of $1000 within thirty (30) days of the Effective Date.

4.1.2	Notwithstanding UFRF’s right to receive any proceeds or income as otherwise set forth in this Agreement or the Equity Agreement attached hereto, in the event of a Licensee “liquidity event,” defined as the one-time cash sale of all or substantially all of the assets or stock of the Licensee or an initial public offering of Licensee’s shares, Licensee shall, no more than once during the term of this Agreement, pay UFRF a fee of two percent (2%) of the amount of proceeds from such sale or public offering, net of underwriting, legal and other directly associated expenses, upon Licensee’s receipt of cash proceeds from such liquidity event.

4.2	Issuance of Equity

As further consideration for the rights granted to Licensee by this Agreement, as of the Effective Date, (i) Licensee will issue to UFRF that number of shares of common stock of Licensee equal to five percent (5%) of the total number of issued and outstanding shares of Licensee on the Effective Date inclusive of shares set aside in the Stock Plan approved by the Board and as set forth in the Capitalization Table a copy of which is attached hereto as Attachment 4.2 and incorporated by reference herein. If at any time after the Effective Date of this Agreement and before Licensee receives a total of one million dollars ($1,000,000) in the form of cash, cash equivalents, or other consideration in exchange for the issuance of (i) Licensee’s equity securities and/or (ii) debt securities that are convertible into or exercisable or exchangeable for Licensee’s equity securities, Licensee issues any (a) shares of common stock or (b) securities that are convertible into or exercisable or exchangeable for shares of Licensee’s common stock, then in such event, Licensee shall issue additional shares of common stock to UFRF such that immediately after such issuance to UFRF the total number of shares issued to UFRF under this Section constitutes five percent (5%) of the total number of issued and outstanding shares of Licensee calculated on a fully diluted basis. The issuance of common stock to UFRF under this Section 4.2 shall be made in accordance with that certain Equity Agreement by and between UFRF and Licensee of even date herewith, a copy of which is attached hereto as Appendix D and incorporated by reference herein.

4.3	Running Royalty.

In addition to the Section 4.1 License Issue Fee, Licensee agrees to pay to UFRF a royalty calculated as a percentage of Net Sales in accordance with the terms and conditions of this Agreement. The royalty is deemed earned as of the date the Licensed Product and/or Licensed Process is actually sold and paid for. The royalty shall remain fixed while this Agreement is

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in effect at a rate of one percent (1%) of Net Sales. In the event that any Net Sales result from Licensee’s sale of Licensed Product or Licensed Process which is comprised solely of “software” then Licensee shall pay a royalty of seven percent (7%) of Net Sales on such software.

4.4	Other Payments.

4.4.1	Licensee agrees to pay UFRF Minimum Royalty payments, as follows:

Payment	Year
$125,000	2011
$150,000	2012
$175,000	2013
$200,000	every year thereafter on the same date, for the life of this Agreement.

The Minimum Royalty shall be paid in advance on a quarterly basis for each year in which this Agreement is in effect. The first Minimum Royalty payment shall be due on December 31, 2010 and shall be in the amount of $31,250. The Minimum Royalty for a given year shall be due in advance and shall be paid in quarterly installments on March 31, June 30, September 30, and December 31 for the following quarter. Any Minimum Royalty paid in a calendar year will be credited against the earned royalties for that calendar year. It is understood that the Minimum Royalties will be applied to earned royalties on a calendar year basis, and that sales of Licensed Products and/or Licensed Processes requiring the payment of earned royalties made during a prior or subsequent calendar year shall have no effect on the annual Minimum Royalty due UFRF for other than the same calendar year in which the royalties were earned.

4.5	Accounting for Payments.

4.5.1	Amounts owing to UFRF under Sections 2.2 and 4.3 shall be paid on a quarterly basis after the amount of Minimum Royalties paid is exceeded, with such amounts due and received by UFRF on or before the thirtieth day following the end of the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned. The balance of any amounts which remain unpaid more than thirty (30) days after they are due to UFRF shall accrue interest until paid at the rate of the lesser of one and one-half percent (1.5%) per month or the maximum amount allowed under applicable law. However, in no event shall this interest provision be construed as a grant of permission for any payment delays. Licensee shall also be responsible for repayment to UFRF of any attorney, collection agency, or other out-of-pocket UFRF expenses required to collect overdue payments due from this Section 4.5.1, Section 6.2 or any other applicable section of this Agreement.

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4.5.2	Except as otherwise directed, all amounts owing to UFRF under this Agreement shall be paid in U.S. dollars to UFRF at the following address:

University of Florida Research Foundation, Inc.

223 Grinter Hall

PO Box 115500

Gainesville, Florida 32611-5500

Attention: Business Manager

All royalties owing with respect to Net Sales stated in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation—Value of Foreign Currencies on the day preceding the payment.

4.5.3	A certified full accounting statement showing how any amounts payable to UFRF under Section 4.3 have been calculated shall be submitted to UFRF on the date of each such payment. In addition to being certified, such accounting statements shall contain a written representation signed by an executive officer of Licensee that states that the statements are true, accurate, and fairly represent all amounts payable to UFRF pursuant to this Agreement. Such accounting shall be on a per-country and product line, model or trade name basis and shall be summarized on the form shown in Appendix C of this Agreement. In the event no payment is owed to UFRF because the amount of Minimum Royalties paid has not been exceeded or otherwise, an accounting demonstrating that fact shall be supplied to UFRF.

4.5.4	UFRF is exempt from paying income taxes under U.S. law. Therefore, all payments due under this Agreement shall be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on UFRF by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to UFRF pursuant to this Agreement. All such taxes, assessments, or other charges shall be assumed by Licensee.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section	5 Certain Warranties and Disclaimers of UFRF

5.1	UFRF warrants that, except as otherwise provided under Section 17.1 of this Agreement with respect to U.S. Government interests, it is the owner of the Licensed Patents or otherwise has the right to grant the licenses granted to Licensee in this Agreement. However, nothing in this Agreement shall be construed as:

5.1.1	a warranty or representation by UFRF as to the validity or scope of any right included in the Licensed Patents;

5.1.2	a warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in this Agreement will or will not infringe patents of third parties;

5.1.3	an obligation to bring or prosecute actions or suits against third parties for infringement of Licensed Patents:

5.1.4	an obligation to furnish any know-how not provided in Licensed Patents or any services other than those specified in this Agreement; or

5.1.5	a warranty or representation by UFRF that it will not grant licenses to others to make, use or sell products not covered by the claims of the Licensed Patents which may be similar and/or compete with products made or sold by Licensee.

5.2	EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UFRF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING. UFRF ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY LICENSEE, ITS SUBLICENSEE(S), OR THEIR VENDEES OR OTHER TRANSFEREES OF PRODUCT INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT.

Section 6     Record keeping

6.1	Licensee and its Sublicensee(s) shall keep books and records sufficient to verify the accuracy and completeness of Licensee’s and its Sublicensee(s)’s accounting referred to above, including without limitation, inventory, purchase and invoice records, manufacturing records, sales analysis, general ledgers, financial statements, and tax returns relating to the Licensed Products and/or Licensed Processes. Such books and records shall be preserved for a period not less than six years after they are created, both during and after the term of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2	Licensee and its Sublicensee(s) shall take all steps necessary so that UFRF may, within thirty (30) days of its written request, audit, review and/or copy all of the books and records at a single U.S. location to verify the accuracy of Licensee’s and its Sublicensee(s)’s accounting. Such review may be performed by any authorized employees of UFRF as well as by any attorneys and/or accountants designated by UFRF, upon reasonable notice and during regular business hours but not to exceed more than two such reviews in any calendar year. If a deficiency with regard to any payment hereunder is determined, Licensee and its Sublicensee(s) shall pay the deficiency within thirty (30) days of receiving notice thereof along with applicable interest as described in Section 4.5.1. If a royalty payment deficiency for a calendar year exceeds three percent (3%) of the royalties paid for that year, then Licensee and its Sublicensee(s) shall be responsible for paying UFRF’s out-of-pocket expenses incurred with respect to such review.

6.3	At any time during the term of this agreement, but not to exceed more than once annually, UFRF may request in writing that Licensee verify the calculation of any past payments owed to UFRF through the means of a self-audit. Within ninety (90) days of the request, Licensee shall complete a self-audit of its books and records to verify the accuracy and completeness of the payments owed. Within thirty (30) days of the completion of the self-audit, Licensee shall submit to UFRF a report detailing the findings of the self-audit and the manner in which it was conducted in order to verify the accuracy and completeness of the payments owed. If Licensee has determined through its self-audit that there is any payment deficiency, Licensee shall pay UFRF the deficiency along with applicable interest under Section 4.5.1 with the submission of the self-audit report to UFRF.

Section 7     Patent Prosecution

7.1	UFRF shall diligently prosecute and maintain the Licensed Patents using counsel of its choice and reasonably acceptable to Licensee. UFRF shall promptly provide Licensee with a copy of all Licensed Patent: applications, amendments, filings, all office actions, invoices and other communications sent to, and received from, the Licensed Patent counsel, the United States Patent and Trademark Office, and foreign patent offices. Both parties agree to keep such information confidential.

7.2

Licensee shall be responsible for and pay all past and future costs and expenses incurred by UFRF for the preparation, filing, prosecution, issuance, and maintenance of the Licensed Patents upon the first to occur of either (1) February 20, 2006; or (2) the Licensee’s receipt of at least $250,000 in external equity funding. A copy of all invoices relating to all such costs and expensed incurred by UFRF up to the Effective date is attached hereto. It shall be the responsibility of Licensee to keep UFRF

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fully apprised of the “small entity” status of Licensee with respect to the U.S. patent laws and with respect to the patent laws of any other countries, if applicable, and to inform UFRF of any changes in such status, within thirty days of any such change.

Section	8 Infringement and Invalidity

8.1	Either party shall inform the other party in writing within ten (10) business days of it becoming aware of any alleged infringement of the Licensed Patents by a third party, along with any available evidence thereof.

8.2	During the term of this Agreement, UFRF shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements of the Licensed Patents. If UFRF prosecutes any such infringement, Licensee agrees that UFRF may include Licensee as a co-plaintiff in any such suit, without expense to Licensee. UFRF shall indemnify Licensee against any order for costs that may be made against Licensee in such proceedings.

8.3	If within six (6) months after having been notified of any alleged infringement, UFRF shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if UFRF shall notify Licensee at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, Licensee shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Licensed Patents, and Licensee may, for such purposes, use the name of UFRF as party plaintiff. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of UFRF, which consent shall not be unreasonably withheld. Licensee shall indemnify UFRF against any order for costs that may be made against UFRF in such proceedings.

8.4	In the event that UFRF shall undertake the enforcement by litigation and/or defense of the Licensed Patents by litigation, any recovery of damages by UFRF for any such suit shall be applied first in satisfaction of any reasonable unreimbursed expenses and legal fees of UFRF relating to the suit, and next toward reimbursement of Licensee for its reasonable unreimbursed expenses and legal fees. The balance then remaining on any such recovery shall be divided so that UFRF receives 75% of such remainder and Licensee receives 25%.

8.5	In the event that Licensee shall undertake the enforcement by litigation and/or defense of the Licensed Patents by litigation, any recovery of damages by Licensee for any such suit shall be applied first in satisfaction of any reasonable unreimbursed expenses and legal fees of Licensee relating to the suit, and next toward reimbursement of UFRF for any reasonable unreimbursed expenses and legal fees. The balance then remaining on any such recovery shall be divided so that Licensee receives 75% of such remainder and UFRF receives 25%.

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8.6	In any infringement suit that either party may institute to enforce the Licensed Patents pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

8.7	In the event a declaratory judgment action alleging invalidity or noninfringement of any of the Licensed Patents shall be brought against Licensee, UFRF, at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

8.8	In the event Licensee contests the validity of any Licensed Patents, Licensee shall continue to pay royalties and make other payments pursuant to this Agreement with respect to that patent as if such contest were not underway until the patent is adjudicated invalid or unenforceable by a court of last resort.

Section 9     Term and Termination

9.1	The term of this license shall begin on the Effective Date of this Agreement and continue until the earlier of the date that no Licensed Patent remains an enforceable patent or the payment of earned royalties under Section 4.3, once begun, ceases for more than four (4) consecutive calendar quarters.

9.2	Licensee may terminate this Agreement at any time by giving at least sixty (60) days written notice of such termination to UFRF. Such a notice shall be accompanied by a statement of the reasons for termination.

9.3	UFRF may terminate this Agreement by giving Licensee at least sixty (60) days written notice if the date of first commercial sale does not occur by the date specified in Section 3.1.2.

9.4	If Licensee at any time defaults in the timely payment of any monies due to UFRF or the timely submission to UFRF of any Development Report, fails to actively pursue the Development Plan, or commits any breach of any other covenant herein contained, and Licensee fails to remedy any such breach or default within sixty (60) days after written notice thereof by UFRF, UFRF may, at its option, immediately terminate this Agreement by giving notice of termination to Licensee.

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9.5	UFRF may immediately terminate this Agreement upon the occurrence of the second separate default by Licensee within any consecutive three-year period for failure to pay royalties, patent or any other expenses when due hereunder.

9.6	If Licensee shall cease to carry on its business pertaining to Licensed Patents, this Agreement shall terminate upon thirty (30) days notice by UFRF.

9.7	Upon the termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. Licensee shall remain obligated to provide an accounting for and to pay royalties earned to the date of termination, and any Minimum Royalties shall be prorated as of the date of termination by the number of days elapsed in the applicable calendar year. Licensee may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that Licensee shall remain obligated to provide an accounting for and to pay running royalties thereon.

Section	10 Assignability

Neither party may assign its rights or obligations under this Agreement except that Licensee may assign this Agreement in connection with the sale of all or substantially all of the assets or stock of the Licensee, whether by merger, acquisition, or otherwise, if the successor assumes all of the Licensee’s obligations hereunder; provided however, this Section shall not limit Licensee’s right to enter into sublicenses in accordance with the terms of this Agreement.

Section 11     Dispute Resolution Procedures

11.1	Mandatory Procedures.

In the event either party intends to file a lawsuit against the other with respect to any matter in connection with this Agreement, compliance with the procedures set forth in this Section shall be a condition precedent to the filing of such lawsuit, other than for injunctive relief. Either party may terminate this Agreement as provided in this Agreement without following the procedures set forth in this section.

11.1.1	When a party intends to invoke the procedures set forth in this section, written notice shall be provided to the other party. Within thirty (30) days of the date of such notice, the parties agree that representatives designated by the parties shall meet at mutually agreeable times and engage in good faith negotiations at a mutually convenient location to resolve such dispute.

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11.1.2	If the parties fail to meet within the time period set forth in section 11.1.1 above or if either party subsequently determines that negotiations between the representatives of the parties are at an impasse, the party declaring that the negotiations are at an impasse shall give notice to the other party stating with particularity the issues that remain in dispute.

11.1.3	Not more than fifteen (15) days after the giving of such notice of issues, each party shall deliver to the other party a list of the names and addresses of at least three individuals, any one of whom would be acceptable as a neutral advisor in the dispute (the “Neutral Advisor”) to the party delivering the list. Any individual proposed as a Neutral Advisor shall have experience in determining, mediating, evaluating, or trying intellectual property litigation and shall not be affiliated with the party that is proposing such individual.

11.1.4	Within 10 days after delivery of such lists, the parties shall agree on a Neutral Advisor. If they are unable to so agree within that time, within five (5) days, they shall each select one individual from the lists. Within five (5) days, the individuals so selected shall meet and appoint a third individual from the lists to serve as the Neutral Advisor. Within thirty (30) days after the selection of a Neutral Advisor:

(a)	The parties shall each provide a written statement of the issues in dispute to the Neutral Advisor.

(b)	The parties shall meet with the Neutral Advisor in Gainesville, Florida on a date and time established by the Neutral Advisor. The meeting must be attended by persons authorized to make final decisions on behalf of each party with respect to the dispute. At the meeting, each party shall make a presentation with respect to its position concerning the dispute. The Neutral Advisor will then discuss the issues separately with each party and attempt to resolve all issues in the dispute. At the meeting, the parties will enter into a written settlement agreement with respect to all issues that are resolved. Such settlement agreement shall be final and binding with respect to such resolved issues and may not be the subject of any lawsuit between the parties, other than a suit for enforcement of the settlement agreement.

11.1.5	The expenses of the neutral advisor shall be shared by the parties equally. All other out-of-pocket costs and expenses for the alternative dispute resolution procedure required under this Section shall be paid by the party incurring the same.

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11.1.6	Positions taken and statements made during this alternative dispute resolution procedure shall be deemed settlement negotiations and shall not be admissible for any purpose in any subsequent proceeding.

11.2	Failure to Resolve Dispute.

If any issue is not resolved at the meeting with the Neutral Advisor, either party may file appropriate administrative or judicial proceedings with respect to the issue that remains in dispute. No new issues may be included in the lawsuit without the mandatory procedures set forth in this section having first been followed.

11.3	Survival.

The provisions of this Section shall survive termination of this Agreement.

Section 12     Product Liability; Conduct of Business

12.1	Licensee and its Sublicensee(s) shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRF, the Florida Board of Governors, the University of Florida Board of Trustees, the University of Florida, and each of their directors, officers, employees, and agents, and the inventors of the Licensed Patents, regardless of whether such inventors are employed by the University of Florida at the time of the claim, harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, whether arising from a third party claim or resulting from UFRF’s enforcing this indemnification clause against Licensee, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims) resulting from the production, manufacture, sale, use, lease, consumption, marketing, or advertisement of Licensed Products or Licensed Process(es) or arising from any right or obligation of Licensee hereunder. Notwithstanding the above, UFRF at all times reserves the right to retain counsel of its own and at its expense, to defend UFRF’s, the Florida Board of Governors’, the University of Florida Board of Trustees’, the University of Florida’s, and the inventor’s interests.

12.2

Licensee warrants that it now maintains and will continue to maintain liability insurance coverage appropriate to the risk involved in producing, manufacturing, selling, marketing, using, leasing, consuming, or advertising the products subject to this Agreement and that such insurance coverage lists UFRF, the Florida Board of Governors, the University of Florida Board of Trustees, the University of Florida, and the inventors of the Licensed Patents as additional insureds. Within sixty (60) days after the execution of this Agreement and thereafter annually between January 1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and January 31 of each year, Licensee will present evidence to UFRF that the coverage is being maintained with UFRF, the University of Florida, and its inventors listed as additional insureds. In addition, Licensee shall provide UFRF with at least thirty (30) days prior written notice of any change in or cancellation of the insurance coverage.

Section 13     Use of Names

Licensee and its Sublicensee(s) shall not use the names of UFRF, or of the University of Florida, nor of any of either institution’s employees, agents, or affiliates, nor the name of any inventor of Licensed Patents, nor any adaptation of such names, in any sales promotion, advertising, or any other form of publicity without the prior written approval of UFRF in each case, except that Licensee may state that it has received a license from UFRF under one or more or the patents and/or applications comprising the Licensed Patents.

Section 14     Miscellaneous

14.1	This Agreement shall be construed in accordance with the internal laws of the State of Florida

14.2	The parties hereto are independent contractors and not joint venturers or partners.

14.3	Licensee shall insure that it applies patent markings that meet all requirements of U.S. law, 35 U.S.C. §287, with respect to all Licensed Products subject to this Agreement.

14.4	This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

14.5	Licensee shall not encumber or otherwise grant a security interest in any of the rights granted hereunder to any third party.

14.6	Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Contract Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant agency of the U.S. Government or written assurances by Licensee that it shall not export such items to certain foreign countries without prior approval of such agency. UFRF neither represents that a license is or is not required or that, if required, it shall be issued.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 15 Notices

Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given

•	when delivered personally,

•	if sent by facsimile transmission, when receipt thereof is acknowledged at the facsimile number of the recipient as set forth below,

•	the second day following the day on which the notice has been delivered prepaid to a national air courier service, or

•	five (5) business days following deposit in the U.S. mail if sent certified mail, return receipt requested:

15.1	If to the University of Florida Research Foundation, Inc.:

President

University of Florida Research Foundation, Inc.

223 Grinter Hall

University of Florida

Post Office Box 115500

Gainesville, FL 32611-5500

Facsimile Number: [***]

with a copy to:

Office of Technology Licensing

Attn: Director

308 Walker Hall

University of Florida

Post Office Box 115500

Gainesville, Florida 32611-5500

Facsimile Number: [***]

15.2	If to Licensee:

Chief Executive Officer

Russell S. Donda

101 SE 2nd Place, Suite 201-D

Gainesville FL 32601

Section 16     Contract Formation and Authority

16.1	No agreement between the parties shall exist unless the duly authorized representative of Licensee and the Director of the Office of Technology Transfer of UFRF have signed this document within thirty (30) days of the Effective Date written on the first page of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.2	UFRF and Licensee hereby warrant and represent that the persons signing this Agreement have authority to execute this Agreement on behalf of the party for whom they have signed.

16.3	Force Majuere.

No default, delay, or failure to perform on the part of Licensee or UFRF shall be considered a default, delay or failure to perform otherwise chargeable hereunder, if such default, delay or failure to perform is due to causes beyond either party’s reasonable control including, but not limited to: strikes, lockouts, or inactions of governmental authorities, epidemics, war, embargoes, fire, earthquake, acts of God, or default of common carrier. In the event of such default, delay or failure to perform, any date or times by which either party is otherwise scheduled to perform shall be extended automatically for a period of time equal in duration to the time lost by reason of the excused default, delay or failure to perform.

Section 17     United States Government Interests

17.1	It is understood that the United States Government (through any of its agencies or otherwise) has funded research, Grant No n/a, during the course of or under which any of the inventions of the Licensed Patents were conceived or made. The United States Government is entitled, as a right, under the provisions of 35 U.S.C. §202-212 and applicable regulations of Title 37 of the Code of Federal Regulations, to a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the inventions of such Licensed Patents for governmental purposes. Any license granted to Licensee in this Agreement shall be subject to such right.

17.2	Licensee agrees that for Licensed Products covered by the Licensed Patents that are subject to the non-exclusive royalty-free license to the United States Government, said Licensed Products will be manufactured substantially in the United States. Licensee further agrees that it shall abide by all the requirements and limitations of U.S. Code, Title 35, Chapter 18, and implementing regulations thereof, for all patent applications and patents invented in whole or in part with federal money.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

/s/ David L. Day	Date: 12/15, 2004
David L. Day
Director, Office of Technology Transfer

LICENSEE

By:	Russell S. Donda	Dec. 3, 2004
Name and Office: Russell S. Donda, CEO

Reviewed by UFRF’s Attorney:	Reviewed by Licensee’s Attorney

—N/A— RSD
(name typed)	(name typed)

(Neither attorney shall be deemed a signatory to this Agreement.)

UFRF Ref: UF#- 11413

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 4.2

Current Capitalization Table

Shareholders:	Cum. Shrs	%
Jim Dempsey	450,000	34.6%
Russ Donda	465,875	35.8%
Jim Carnall	135,875	10.4%
		0.0%
University of Florida	65,000	5.0%
Incentive Stock Plan	185,000	14.2%

TOTALS (Fully diluted)	1,301,750	—

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix A

Development Plan

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Industry Background

Radiation therapy, with a market size approaching two billion dollars annually, is commonly used in the treatment of cancer, either alone or in combination with surgery or chemotherapy. An important advantage of radiation therapy is that the radiation acts with some selectivity on cancer cells. When a cell absorbs radiation, the radiation affects the cell’s genetic structure and inhibits its replication, leading to its gradual death. Cancerous cells replicate very fast and therefore the radiation they absorb can disproportionately damage them.

Currently, the most common type of radiotherapy uses X-rays delivered by a linear accelerator or LINAC. The most prevalent use of LINACs is in intensity modulated radiation therapy or IMRT. Using IMRT, the intensity and angle of the radiation beams are varied or modulated across the target area of the patient being treated. This conforms the radiation beams more closely to the tumor and allows doctors to deliver higher doses of radiation to tumors while limiting the amount of radiation directed at nearby healthy tissue. In this way, clinicians can design and deliver an individualized treatment plan for each patient, targeting the patient’s tumor as closely as possible.

The holy grail of radiation therapy, however, is image guided therapy, referred to as IGRT, wherein real-time visualization and precise treatment of moving and changing tumors (resulting from moving and changing anatomy) is expected to enable greater radiation dosing and accuracy while preserving healthy surrounding tissues. IGRT, however, is a nascent technology that is not yet widely recognized: real time imaging of a patient while dosing with radiation presents monumental engineering challenges.

Those challenges include the gross incompatibility of LINACs and magnetic resonance imaging or MRI, as LINACs cannot function in the extreme magnetic field of an MRI unit. The alternative to MRI—x-ray or CT scanning—while having no affect on LINAC functionality, is currently too slow to provide real-time visualization, and is itself a source of radiation dosing over and beyond that of the radiation treatment. This additional dosing, particularly with the volume of imaging required for real-time, bathes the patient in an entirely unacceptable level of radiation. [***]

LINACs, which are priced in the $2 million a unit range, are sold by Varian Medical Systems, Siemens, Elekta, TomoTherapy, and Nucletron. Varian presently has the largest share of the market (primarily hospitals, clinics, private and governmental institutions, health care agencies and doctors’ offices) with 2003 radiation product sales of $732 million. Varian’s long-term expectations for growth is 10% to 15% annually.

ViewRay

ViewRay is a Florida corporation having offices at the Sun Center in downtown Gainesville. The company has three founding managers: Russ Donda, President and CEO; Jim Dempsey, Ph.D., CSO; and Jim Carnall, Vice President of Operations.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The company proposes to advance the Technology from its present conceptual state to U.S. market saturation with an FDA approved device (the “Device”) that provides simultaneous radiation treatment and real-time tumor imaging. While the company’s early stage activities will center on R&D, its later efforts are expected to emphasize marketing, service, and education; it anticipates securing an OEM manufacturer to produce the Device. The fundamental milestones of the commercialization plan, in order, are:

(1) Complete business plan and STTR grant application	4th Q 2004
(2) Complete proof-of-concept	4th Q 2005
(3) Secure design/mfg relationship with OEM manufacturer	2nd Q 2006
(4) Potential need for VC round	2008
(5) Complete working commercial prototype	2010
(6) Hire industry CEO	2010
(7) FDA 510k approval	2011
(8) Market launch of first generation Device	2011
(9) Market launch of second generation Device	2013

The STTR program announcement NTH PA-04-063 is particularly applicable to the ViewRay project: to support the development and clinical validation of systems for image-guided interventions (IGI) for cancer. Specifically, the goals of this program are to provide support for:

1) The development and optimization of fully integrated cancer imaging, monitoring, and therapy systems;

2) Validation of integrated IGI systems through clinical evaluations;

3) The development of multiple prototype integrated IGI systems as required for multi-site clinical evaluations;

4) Partnerships among small business, large business, and academic clinical centers, as well as small business joint ventures, in order to reach the research goals.

Moreover, STTR funding is up to $150,000 for first year Phase I; a maximum of 3 years of support at budgets of up to $1,000,000 total costs per year for Phase II research that includes clinical evaluation and, as such, would provide ViewRay with more than $3 million over 4 years. Although, as of this date, full details of development costs are unknown, preceding discussions with engineers and others of technical and industry experience indicate capital requirements up to market launch at under $10 million. While an IPO is an option, at this time it appears to not be a necessity.

In addition to support through the STTR and founding management funding (to pay for operating expenses not covered under the STTR), ViewRay is working to secure strategic relationships to assist in the Technology’s development. [***] are underway for the [***] with a [***] A collaboration has been established with [***] Additionally, collaborations have been formed with [***] to assist with the [***]

Although ViewRay will be working toward market saturation as its ultimate objective, it is possible that one or more competitors may find the Device of interest and propose some form of merger or acquisition. Provided that the interested company has the wherewithal and desire to achieve market saturation and pay a fair value for the concern, ViewRay expects to be amenable to discussions.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Management

Chief Executive Officer, Russ Donda, has more than 20 years of experience in executive and entrepreneurial leadership roles. As one of the founding managers of Regeneration Technologies (RTIX) he helped author RTIX’s business plan and played a supporting role in the company’s initial formation and funding, and ultimately in the RTIX IPO. He is well versed in strategic planning and strategic alliance structuring, business acquisitions and mergers, intellectual property development, and has spearheaded the development of novel technologies with multiple market segments. He managed project teams and negotiated final contracts leading to the acquisition of two medical industry companies and established relationships for research with a number of major research universities and hospitals. Mr. Donda is familiar with Federal grant funding and has previously advanced a foray into the NIST Advanced Technology program resulting in a successful award of $3,000,000 over three years for a leading edge, biomedical technology.

Chief Scientific Officer, James Dempsey, Ph.D., is the inventor of the Technology. He is an assistant professor in the Department of Radiation Oncology at the University of Florida. After obtaining his doctorate in nuclear chemistry at Washington University in St. Louis, he transitioned into the field of radiotherapy medical physics. He performed postdoctoral research training in medical physics and graduated from an accredited radiotherapy clinical medical physics residency program at the Mallinckrodt Institute of Radiology at the Washington University School of Medicine before joining the faculty at the University of Florida. Dr. Dempsey is a board certified therapeutic radiological physicist by the American Board of Radiology and holds an affiliate faculty title with the Department of Nuclear and Radiological Engineering. He is a full member of the American Association of Physicists in Medicine, the American Society of Therapeutic Radiation Oncology, and the Institute for Operations Research and Management Science. Though early in his career, Dr. Dempsey has already coauthored 57 peer-reviewed manuscripts, 86 published abstracts, and obtained over $1,400,000 dollars of research funding in government, state, and corporate research grants as a principal investigator. Dr. Dempsey will apply his expertise in nuclear chemistry and physics, medical physics, and optimization science to guide the scientific and technical aspects of the development of the Technology.

Vice President of Operations, Jim Carnall, obtained his BSEE in 1978 from Rochester Institute of Technology. Mr. Carnall enjoyed a 20 year career at Eastman Kodak Company from 1978 to 1997. He was promoted to Vice President of Manufacturing for Kodak Health Imaging Systems (“KHIS”) in 1993 where he was responsible for the operations functions in both Rochester, NY and Dallas, TX. KHIS developed and manufactured medical devices used in tele-radiology and computed radiography business. In 1997, Mr. Carnall joined the University of Florida Tissue Bank (UFTB) as Director of Operations. He was hired to develop all functions associated with the production and material management including; production processing, purchasing, inventory control, shipping and receiving, facility management, quality control and external manufacturing operations. Mr. Carnall became the founding Director of Operations for Regeneration Technologies (RTIX) in 1998. During his tenure at UFTB, and through RTIX’s successful IPO in 2000, Mr. Carnall was instrumental in creating a nearly 16-fold increase in production output, resulting in product availability of over $100 million annually.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Current Capitalization Table

Shareholders:	Cum. Shrs	%
Jim Dempsey	450,000	34.6%
Russ Donda	465,875	35.8%
Jim Carnall	135,875	10.4%
		0.0%
University of Florida	65,000	5.0%
Incentive Stock Plan	185,000	14.2%

TOTALS (Fully diluted)	1,301,750	—

Medical Advisory Board

ViewRay’s Medical Advisory Board is in the formative stages. The company anticipates a Board comprised of both clinicians and scientists.

Board of Directors

ViewRay is presently formalizing a three person board.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix B

Development Report

When appropriate, indicate estimated start date and finish date for activities.

I.	Date Development Plan Initiated and Time Period Covered by this Report.

II.	Development Report (4-8 paragraphs).

A.	Activities completed since last report including the object and parameters of the development, when initiated, when completed and the results.

B.	Activities currently under investigation, i.e., ongoing activities including object and parameters of such

III.	Future Development Activities (4-8 paragraphs).

A.	Activities to be undertaken before next report including, but not limited to, the type and object of any studies conducted and their projected starting and completion dates.

B.	Estimated total development time remaining before a product will be commercialized.

IV.	Changes to Initial Development Plan (2-4 paragraphs).

A.	Reasons for change.

B.	Variables that may cause additional changes.

V.	Items to be Provided if Applicable:

A.	Information relating to Licensed Products that has become publicly available, e.g., published articles, competing products, patents, etc.

B.	Development work being performed by third parties, other than Licensee, to include name of third party,

C.	Update of competitive information trends in industry, government compliance (if applicable) and market plan.

D.	Information and copies of relevant materials evidencing the status of any patent applications or other protection relating to Licensed Products or the Licensed Patents.

PLEASE SEND DEVELOPMENT REPORTS TO:

University of Florida Research Foundation, Inc.

Attn: Director

308 Walker Hall

P.O. Box 115500

Gainesville, FL 32611-5500

Facsimile: [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix C

UFRF Royalty Report

Licensee:	Agreement No.:

Inventor:	P#: P

Period Covered: From: / /2	Through: / /2

Prepared By	Date:

Approved By:	Date:
If license covers several major product lines, please prepare a separate report for each line. Then combine all product lines into a summary report.

Report Type:	☐ Single Product Line Report:
☐ Multiproduct Summary Report. Page 1 of Pages

☐ Product Line Detail. Line: Tradename: Page:

Report Currency:	☐ U. S. Dollars ☐ Other

Country	Unit	Gross	* Less:	Net	Royalty	Period Royalty Amount
	Sales	$$ Sales	Allowances	$$ Sales	Rate	This Year	Last Year
U.S.A.

Canada

Europe:

Japan

Other:

TOTAL:

Total Royalty:                  Conversion Rate:                  Royalty in U.S. Dollars: $

The following royalty forecast is non-binding and for UFRF’s internal planning purposes only:

Royalty Forecast Under This Agreement: Next Quarter:             Q2:             Q3:             Q4:

* On a separate page, please indicate the reasons for returns or other adjustments if significant. Also note any unusual occurrences that affected royalty amounts during this period. To assist UFRF’s forecasting, please comment on any significant expected trends in sales volume.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

* On a separate page, please indicate the reasons for returns or other adjustments if significant. Also note any unusual occurrences that affected royalty amounts during this period. To assist UFRF’s forecasting, please comment on any significant expected trends in sales volume.

Appendix D

Equity Agreement

TABLE OF CONTENTS

Section 1	Definitions
Section 2	Issuance of Shares to UFRF; Closing Deliveries
Section 3	Representations and Warranties
Section 4	Miscellaneous Covenants
Section 5	Termination
Section 6	Assignability
Section 7	Miscellaneous
Section 8	Notices
Section 9	Integration

Exhibit A	Definitions In Equity Agreement
Exhibit B	Articles of Incorporation and Bylaws
Exhibit C	Stock Restrictions
Exhibit D	Financial Statements
Exhibit E	List of Stockholders and Optionholders
Exhibit F	Form of Opinion

THIS EQUITY AGREEMENT (the “Equity Agreement”) is made effective the 15th day of December, 2004 by and between the University of Florida Research Foundation, Inc. (hereinafter called “UFRF”), a nonstock, nonprofit Florida corporation, and ViewRay, Inc. (hereinafter called “Licensee” , a corporation organized and existing under the laws of the State of Florida.

WHEREAS, UFRF and Licensee have entered into certain License Agreements with respect to certain inventions owned by UFRF or in which UFRF has a joint, undivided interest;

WHEREAS, as an accommodation to Licensee, UFRF is willing to accept shares of common stock of Licensee (the “UFRF Shares”) in lieu of charging Licensee certain fees under the License Agreements.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

Section 1     Definitions

For the purpose of this Equity Agreement, the Exhibit A definitions shall apply. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the License Agreements.

            /s/

Initials

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 2     Issuance of Shares to UFRF; Closing Deliveries

2.1	Issuance of Shares

On the Effective Date of the License Agreement, Licensee shall issue to UFRF 65,000 Shares, (the “UFRF Shares”) being equal to five percent (5%) of the total number of issued and outstanding Shares of Licensee on the Effective Date which is inclusive of Shares set aside in the Stock Plan approved by the Board and as set forth in Attachment 4.2, the “Capitalization Table” and calculated on a fully diluted basis. Licensee shall deliver, or cause to be delivered, to UFRF a stock certificate, duly signed by appropriate officers of Licensee and issued in UFRF’s name, representing all of the Shares required to be issued to UFRF. If at any time after the Effective Date of the License Agreement and before the Threshold Investment Licensee receives cash, cash equivalents, or other consideration in exchange for the issuance of (i) Licensee’s equity securities and/or (ii) debt securities that are convertible into or exercisable or exchangeable for Licensee’s equity securities, Licensee issues any (a) shares of common stock or (b) securities that are convertible into or exercisable or exchangeable for shares of Licensee’s common stock, then in such event, Licensee shall issue additional shares of common stock to UFRF such that immediately after such issuance to UFRF the total number of UF Shares issued to UFRF under this Section constitutes five percent (5%) of the total number of issued and outstanding shares of Licensee calculated on a fully diluted basis.

2.1.1	All UFRF Shares shall be fully-paid and non-assessable upon their issuance to UFRF. UFRF’s execution of this Equity Agreement and the License Agreements shall be deemed full consideration for the issuance of the UFRF Shares, and no additional consideration for such UFRF Shares shall be due from UFRF. No Shares shall be subject to any restrictions on their transfer other than the restrictions specified in this Equity Agreement.

2.1.2	If UFRF owns 1% or less of the outstanding shares of common stock of Licensee, or will own 1% or less as a result of an initial public offering by Licensee, the UFRF Shares will not be subject to any lock-up requirement or other restriction on selling such Shares, other than as required by law, in connection with the initial public offering or any public offering by Licensee thereafter.

            /s/

Initials

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2	Closing Deliveries

On the Effective Date, in addition to the certificates evidencing the UFRF Shares, Licensee shall deliver to UFRF the following:

2.2.1	a certificate from Licensee, dated as of the Effective Date and signed by the Secretary or an Assistant Secretary of Licensee, certifying that the attached copies of the Certificate of Incorporation, Bylaws of Licensee, and resolutions of the Board of Directors of Licensee approving the License Agreements, this Equity Agreement and the transactions contemplated thereby, are all true, complete and correct and that such resolutions remain unamended and in full force and effect.

2.2.2	A letter signed by the Chief Executive Officer of Licensee dated as of the Effective Date and substantially in the form of Exhibit F hereto.

Section 3     Representations and Warranties

3.1	Representations and Warranties by Licensee

Licensee represents and warrants to UFRF that:

3.1.1	Licensee is a duly organized and validly existing corporation under the laws of the State of Florida with adequate power and authority to conduct the business in which it is now engaged or currently proposed to be engaged, and Licensee is duly qualified to do business as a foreign corporation and is in good standing in such other states or jurisdictions as is necessary to enable it to carry on its business or own its properties.

3.1.2	There are no actions, suits, or proceedings pending or threatened against or affecting Licensee, its officers or directors in their capacity as such, its properties, or its patents in any court or before any governmental or administrative agency, which can have any material adverse effect on the business as now conducted or as currently proposed to be conducted, on the properties, the financial condition, or income of Licensee, or the transactions contemplated by this Equity Agreement or the License Agreements and Licensee is not in default under any order or judgment of any court or governmental or administrative agency.

3.1.3	Licensee is not a party to any agreement or instrument, or subject to any charter, bylaw, or other corporate restrictions materially adversely affecting its business and operations, present or prospective, or its property, assets, or condition, financial or otherwise.

3.1.4	Licensee is not in default or breach in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any bond, debenture, note, or other evidence of indebtedness or any contract or other agreement of Licensee.

            /s/

Initials

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.1.5	This Equity Agreement has been duly authorized, executed, and delivered on behalf of Licensee and constitutes the valid and binding agreement of Licensee, enforceable in accordance with its terms, and Licensee has full power and lawful authority to issue, sell, and repurchase the UFRF Shares on the terms and conditions herein set forth.

3.1.6	Consummation of the transactions contemplated by this Equity Agreement in compliance with provisions of this Equity Agreement will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance on, any property or assets of Licensee pursuant to any indenture, mortgage, deed of trust, agreement, corporate charter, bylaws, contract, or other instrument to which Licensee is a party or by which Licensee may be bound or any law, rule, regulation, qualification, license, order or judgment applicable to Licensee or any of its property.

3.1.7	Licensee is in compliance with all federal, state and local environmental laws and there are no conditions currently existing or contemplated which are likely to subject Licensee to damages, penalties, injunctive relief, removal costs, remedial costs or cleanup costs under any such laws or assertions thereof.

3.1.8	Attached hereto as Exhibit B and hereby made a part hereof are the Articles of Incorporation (including any amendments thereto) and Bylaws (including any amendments thereto) of Licensee in effect on the date hereof. Pursuant to its Articles of Incorporation, Licensee is authorized to issue 10,000,000 shares, of which 1,116,750 Shares (including UFRF Shares) are issued and outstanding. All issued and outstanding shares are, and the UFRF Shares will be, validly issued, fully paid and nonassessable, and are not subject to any preemptive rights. There are no other authorized or outstanding Equity Securities of any class, kind, or character, and there are no outstanding subscriptions, options, warrants, or other agreements, or commitments obligating Licensee to issue any additional shares of its capital stock of any class, or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class. No person has any preemptive rights, rights of first refusal, “tag along” rights, rights of co-sale or any similar rights with respect to the issuance of the UFRF Shares contemplated hereby.

3.1.9	Attached hereto as Exhibit C and hereby made a part hereof is a list of all restrictions on the transfer of any shares or other securities of Licensee and all agreements between any shareholders or convertible debt holders of Licensee regarding the valuation, voting or transfer of any shares or other securities of Licensee.

            /s/

Initials

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.1.10	Attached hereto as Exhibit D and hereby made a part hereof are the unaudited Financial Statements of Licensee. These financial statements are true and complete and are in accordance with the books and records of Licensee. As of the date of the most recent financial statements provided to UFRF under this Equity Agreement, Licensee has no material liabilities, absolute or contingent, that are not reflected in such financial statements except obligations incurred in the ordinary course of business and the License Agreements.

3.1.11	Since the date of the most recent financial statements provided to UFRF under this Equity Agreement, there has been no: (a) material adverse change in the condition, financial or otherwise, of Licensee other than changes in the ordinary course of business; (b) damage or loss, whether or not covered by insurance, materially and adversely affecting Licensee’s properties or business taken as a whole; and (c) declaration or setting aside, or payment of any dividend or other distribution in respect of the stock of Licensee or any direct or indirect redemption, purchase or other acquisition of such shares.

3.1.12	Licensee has timely filed all tax returns and reports required to be filed by it. Licensee has timely paid all taxes, interest and penalties required to be paid pursuant to said returns or otherwise required to be paid by it.

3.1.13	Attached hereto as Exhibit E is a true and complete record of (i) issued and outstanding shares as of the Effective Date and the holders thereof, and (ii) shares issuable under options, warrants or other convertible equity or debt instruments outstanding as of the Effective Date, whether vested or non-vested, restricted or unrestricted, and the holders thereof.

3.2	Representations and Warranties by UFRF

UFRF represents and warrants to Licensee that:

3.2.1	UFRF is acquiring the UFRF Shares for investment for its own account and not with a view to resale or distribution within the meaning of the Securities Act, and UFRF does not intend to divide its participation with other or to resell or otherwise dispose of all or any part of the UFRF Shares without registration under the Securities Act, except to Licensee or unless and until it determines at some future date that changed circumstances, not now in its contemplation, make such disposition advisable.

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3.2.2	This Equity Agreement has been duly authorized, executed, and delivered on behalf of UFRF and constitutes the valid and binding agreement of UFRF, enforceable in accordance with its terms, and UFRF has full power and lawful authority to acquire the UFRF Shares on the terms and conditions herein set forth.

3.2.3	UFRF understands that its investments in the UFRF Shares involves a high degree of risk.

3.2.4	UFRF has had the opportunity to request information from and ask questions of the Licensee’s officers, employees and agents concerning Licensee, its assets, business and operations and the opportunity to receive information and answers to such requests and questions.

3.3	Survival and Timing of Warranties

The warranties and representation made in this Section 3 shall survive the closing of any issuance of UFRF Shares to UFRF. The warranties and representations made in this Section 3 shall be true and correct as of the date of this Equity Agreement and as of the date the UFRF Shares are issued to UFRF.

Section 4     Miscellaneous Covenants

4.1	Financial Statements and Other Information

As long as UFRF owns any Equity Securities, Licensee shall promptly provide to UFRF such amendments to or restatements of its Articles of Incorporation or Bylaws, stock transfer restrictions and agreements among shareholders with respect to the valuation, transfer or voting of shares and amendments thereto as may be effected from time to time, and such other information as UFRF may reasonably request. UFRF shall have the right to inspect Licensee’s Financial Statements and UFRF’s representatives may visit and inspect any of the properties, books and information of Licensee, all upon reasonable notice and frequency, during business hours and in a manner not disruptive to the business of the Licensee.

4.2	Issuance of Shares/Options to Affiliates/Founders

Licensee shall not issue any Equity Securities (including shares) to any of the shareholders of Licensee listed on Exhibit A attached hereto (the ‘‘Founders”), Affiliate thereof or Affiliate of Licensee for less than the fair market value of that security except pursuant to a Stock Option Plan or other long term stock incentive plan adopted by Licensee’s Shareholders or Board of Directors. Licensee shall have the burden of proving that the consideration to be paid for any such Equity Securities equals the fair market value of such Equity Securities issued.

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4.3	Rule 144 Reporting

With a view to making available to UFRF the benefits of certain rules and regulations of the Commission which may permit UFRF to sell securities of Licensee to the public without registration, Licensee agrees to:

4.3.1	Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times following the effective date of the first registration under the Securities Act filed by Licensee for an offering of its securities to the general public;

4.3.2	Use its best efforts to file with the Commission in a timely manner all reports and other documents required of Licensee under the Securities Act and the Exchange Act at any time following registration of any of its securities under the Securities Act or Exchange Act; and

4.3.3	So long as UFRF owns any UFRF Shares, furnish to UFRF forthwith upon request a written statement by Licensee as to its compliance with the reporting requirements of Rule 144 (at any time following the effective date of the first registration statement filed by Licensee for an offering of its securities to the general public), and of the Securities Act and the Exchange Act following registration of any of its securities under the Securities Act or Exchange Act, a copy of the most recent annual or quarterly report of Licensee, and such other reports and documents so filed as UFRF may reasonably request in availing itself of any rule or regulation of the Commission allowing UFRF to sell any such securities without registration.

4.4	Piggyback Registration Rights

UFRF shall be granted the same incidental or piggyback registration rights that are granted to the investor(s) who cause the Threshold Investment to occur and shall be made a party to the registration rights agreement(s) with such investor(s).

4.5	Transfer or Assignment of Registration Rights

The rights to cause Licensee to register the securities granted to UFRF hereunder may be transferred or assigned by UFRF to a transferee or assignee of any of the UF Shares; provided, however, that such transfer or assignment of UFRF Shares (a) may otherwise be effected in accordance with applicable securities laws, Licensee’s Articles Incorporation, and this Agreement and (b) Licensee is given written notice by UFRF at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. Subject to the foregoing provision this Agreement Shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors

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and assigns; provided however, that the registration rights granted in this Agreement shall not be transferred to persons who received the UFRF Shares pursuant to a registration statement filed under the Securities Act or pursuant to a transaction under Rule 144or any successor provision thereto.

Section 5     Termination

5.1	Unless terminated sooner by either party as provided below, this Equity Agreement shall terminate on the date that UFRF, after having been issued UFRF Shares hereunder, no longer owns any Equity Securities. If this Equity Agreement terminates automatically as provided in this Section 5.1, the License Agreements shall remain in effect according to the terms specified therein.

5.2	If Licensee at any time fails to timely issue UFRF Shares to UFRF on a timely basis, or otherwise commits a material breach of this Equity Agreement, or if any of the representations or warranties made by Licensee are untrue in any material respect as of any date on which they are required to be true and correct, and Licensee fails to remedy any such breach or default within thirty (30) days after written notice thereof by UFRF, UFRF may, at its option, terminate either or both this Equity Agreement, the License Agreement.

Section 6     Assignability

Except as set forth in Section 4.1, neither party may assign its rights or obligations under this Equity Agreement, except that Licensee may assign this Equity Agreement in connection with the sale of all or substantially all of the assets or stock of the Licensee, whether by merger, acquisition or otherwise, if the successor assumes all of the Licensee’s obligations hereunder.

Section 7     Right of First Refusal

7.1	UFRF Must Offer the UFRF Shares to the Licensee. If at any time UFRF desires to transfer any of the UFRF Shares to a third party (the “Proposed Transferee”) pursuant to a bona fide offer from the Proposed Transferee to purchase the UFRF Shares, UFRF shall first submit a written offer (the “Offer”) to Licensee offering to transfer the UFRF Shares to Licensee on the same terms and conditions, including the purchase price per Share, as those on which UFRF proposes to transfer the UFRF Shares the Proposed Transfer.

7.2	The Offer. The Offer shall disclose (a) the name and address of the Proposed Transferee (b) the number of UFRF Shares proposed to be transferred to be to the Proposed Transferee (collectively, the “Offered Shares”), (c) the terms and conditions of the Offer, including the purchase price per Offered Share, and (d) any other material facts, terms or conditions related to the Offer.

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7.3	Licensees Right to Accept the Offer. Licensee may accept the Offer to purchase from UFRF any or all of the Offered Shares by giving UFRF written notice of such acceptance within thirty (30) days after the date that the Offer is delivered to Licensee (the “Offer Date”).

7.4	Acceptance of the Offer Must Be for All Offered Shares. Licensee must elect to purchase all of the Offered Shares, or else UFRF may, subject to the terms .and conditions of this Agreement, transfer all of the Offered Shares to the Proposed Transferee.

7.5	Obligation to Purchase and Closing. If Licensee elects to purchase all of the Offered Shares, then UFRF shall sell and Licensee shall purchase the Offered Shares for the purchase price per Offered Share and upon the terms and conditions set forth in the Offer, provided that the closing of such transfer shall take place not more than ninety (90) days, after the Offer Date.

7.6	Rights to Sell to Proposed Transferee. If Licensee does not elect to purchase all of the Offered Shares, then all of the rights of first refusal of Licensee related to the Offer shall be deemed expired and, subject to the terms and conditions of this Agreement, all of the Offered Shares may be transferred by UFRF to the Proposed Transferee at any time within ninety (90) days after the Offer Date, at the same purchase price per Offered Share and upon the same terms and conditions, if any, specified in the Offer. If the Offered Shares are not transferred to the Proposed Transferee within ninety (90) days after the Offer Date, the Offered Shares shall again be subject to the restrictions set forth in this Agreement.

Section 8     Drag-Along Rights

8.1	Notwithstanding anything contained in this Agreement to the contrary, if at any time any shareholder of Licensee or group of shareholders owning a majority or more of the voting capital stock of Licensee (hereinafter, collectively the ‘Transferring Shareholders”) proposes to enter into any transaction involving (a) a sale of more than fifty percent (50%) of the outstanding voting capital stock of Licensee in a non-public sale or (b) any merger, share exchange, consolidation or other reorganization or business combination of Licensee immediately after which a majority of the directors of the surviving entity is not comprised of persons who were directors of Licensee immediately prior to such transaction or after which persons who hold a majority of the voting capital stock of the surviving entity are not persons who held voting capital stock of Licensee immediately prior to such transaction (a “Change-in-Control Transaction”), Licensee may require UFRF to participate in such Change-in-Control Transaction with respect to all or such number of the Shareholder’s Shares as Licensee may specify in its discretion by giving UFRF written notice thereof at least ten (10) days in advance of the date of the transaction or the date that tender is required as the case may be.

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8.2	Upon receipt of such notice UFRF shall tender the specified number of UFRF Shares, if any, at the same price applicable to the Transferring Shareholders in the transaction. In each case, tender shall be made upon the same terms and conditions applicable to the Transferring Shareholders in the transaction or, in the discretion of the acquirer of successor to Licensee, upon payment of the purchase price to the Shareholder in immediately available funds

Section 9     Tag-Along Rights

9.1	If, at any time prior to an initial public offering, any of the shareholders set forth on Exhibit E (the “Disposing Shareholders”) propose to sell, within a two year period and in any one or more private transactions, capital stock of Licensee which, in the aggregate represents more than fifty percent (50%) of the outstanding capital stock of Licensee on a fully-diluted basis to anyone or more third parties (a “Third Party”), then UFRF shall have the right to participate (a “Tag-Along Right”) in such sale with respect to the Share, on a pro rata basis for the same consideration per share and otherwise on the same terms as the Disposing Shareholders. If circumstances occur which give rise to the Tag-Along Right, then the Disposing Shareholders shall give written notice to UFRF, providing the particulars of the proposed sale to the Third Party and advising UFRF of its Tag-Along Rights. UFRF may exercise its Tag-Along Right by written notice to the Licensee and the Disposing Shareholders within twenty-five (25) days of the date of mailing of the Disposing Shareholders’ notice stating the number of UFRF Shares that UFRF wishes to sell, up to the maximum permitted herein. If UFRF gives written notice indicating that it wishes to sell, UFRF shall be obligated to sell such number of UFRF Shares specified in its written notice upon the same terms and conditions as the Disposing Shareholders are selling to the Third Party and shall not be subject to the requirements of Section 7 herein. For purposes of this Section 9, “pro rata” means the percentage derived by dividing the aggregate UFRF Shares then owned by UFRF by the aggregate Shares then owned by UFRF and the Disposing Shareholders.

9.2	Upon receipt of such notice, Licensee shall tender the specified number of Shares, if any, at the same price applicable to the Transferring Shareholders in the transaction. In each case, tender shall be made upon the same terms and conditions applicable to the Transferring Shareholders in the transaction or, in the discretion of the acquirer or successor to Licensee, upon payment of the purchase price to the Shareholder in immediately available funds.

Section 10     Miscellaneous

This Equity Agreement shall be construed exclusively in accordance with the internal laws of the State of Florida.

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Section 11     Notices

Any notice required to be given pursuant to the provisions of this Equity Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt:

to UFRF:

University of Florida Research Foundation, Inc.

219 Grinter Hall

PO Box 115500

Gainesville, Florida 32611-5500

Attention: President

with a copy to:

Office of Technology Licensing

University of Florida

3rd Floor Walker Hall

PO Box 115500

Gainesville, Florida 32611-5500

Attention: Director

to Licensee:

with a copy to:

Chief Executive Officer

ViewRay, Inc.

201 SE 2nd Place, Suite 201D

Gainesville FL 32601

Section 12     Integration

This Equity Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this 0, made prior to or at the signing with respect to the subject matter hereof, shall vary or modify the written terms of this Equity Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Equity Agreement by mutual agreement, acknowledgment or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Equity Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Equity Agreement on the dates indicated below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

/s/	Date: 12/15, 2004
David L. Day
Director, Office of Technology Transfer

LICENSEE

By:	/s/	Date: Dec. 3, 2004
Name and Office: Russell Donda

Reviewed by UFRF’s Attorney:

(name typed)

(Attorney shall not be deemed a signatory to this Equity Agreement.)

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Exhibit A

Definitions In Equity Agreement

(1)	“Shares” shall mean shares of Licensee’s common stock, $ par value per share.

(2)	“License Agreements” shall mean the license agreements entered into between UFRF and Licensee of even date herewith pertaining to each Licensed Patent Group, as such term is defined in each License Agreement.

“Affiliate” shall mean (a) any person or entity which controls at least fifty (50%) percent of the equity or voting stock of the Licensee or (b) any person or entity fifty (50%) of whose equity or voting stock is owned or controlled by the Licensee or (c) any person or entity of which at least fifty (50%) of the equity or voting stock is owned or controlled by the same person or entity owning or controlling at least fifty (50%) percent of Licensee.

(3)	“Financial Statements” shall mean a balance sheet, and the related statements of earnings, stockholders’ equity and cash flow as of the end of the last fiscal year that has been completed when the statements are to be provided to UFRF Financial Statements shall be true and complete and prepared in accordance with the books and records of Licensee and with generally accepted accounting principles.

(4)	“Equity Securities” shall mean the Shares, any other capital stock of Licensee (including preferred shares), and any securities of Licensee that are convertible into capital stock of Licensee or that carry a right to subscribe to or acquire capital stock of Licensee.

(5)	“Register,” “Registered,” and “Registration” shall refer to a registration effected by preparing a filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

(6)	“

(7)	“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission issued under such act, as they each may, from time to time, be in effect.

(8)	“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(9)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(10)	“Threshold Investment” shall mean the investment received by the Licensee, in the form of cash, cash equivalents or other consideration in exchange for the issuance of (i) Licensee’s equity securities and/or (ii) debt securities that are convertible into or exercisable or exchangeable for Licensee’s equity securities, that causes the total invested in the Licensee since the Effective Date of the License Agreement to exceed one million dollars ($1,000,000).

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Exhibit B

Articles of Incorporation and Bylaws

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Exhibit C

Stock Restrictions

(1)	Restrictive Legend.

Each certificate representing (i) the Shares and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section (2) below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

Each holder consents to Licensee’s making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Section (1). Such legend shall be removed by Licensee from any certificate at such time as the holder of the Shares represented by the certificate satisfies the requirements of Rule 144(k) under the Securities Act, provided that Rule 144(k) as then in effect does not differ substantially from Rule 144(k) as in effect as of the date of this Equity Agreement and other applicable regulations do not then require such legend to be included on the Shares, and provided further that Licensee has received from the holder a written representation that (i) such holder is not an affiliate of Licensee and has not been an affiliate during the preceding three months, (ii) such holder has beneficially owned the Shares represented by the certificate for a period of at least two years, (iii) such holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such Shares, and (iv) such holder will submit the certificate for any such Shares to Licensee for reapplication of the legend at such time as the holder becomes an affiliate of Licensee or otherwise ceases to satisfy the requirements of Rule 144(k) as then in effect.

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(2)	Notice of Proposed Transfers.

The holder of each certificate representing Shares by acceptance thereof agrees to comply in all respects with the provisions of this Section (2). Prior to any proposed sale, assignment, transfer or pledge of Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Licensee of such holder’s intention to effect such transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder’s expense by a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Licensee addressed to the Licensee, to the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act. Each certificate evidencing the Shares transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section (1) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and Licensee such legend is not required in order to establish compliance with any provisions of the Securities Act. Prior to any transfer of the Shares in accordance with this Section (2), such transferee shall execute and deliver a form of agreement reasonably acceptable to the Licensee wherein the transferee agrees to be bound by the provisions of this Exhibit C .

(3)	“Market Stand-Off” Agreement.

Each holder hereby agrees that during a period, not to exceed 180 days, following the effective date of the initial, effective registration statement of Licensee filed under the Securities Act, it shall not, to the extent requested by Licensee and any underwriter, sell, pledge, transfer, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any common stock of License held by it at any time during such period except common stock included in such registration; provided, however, that all other stockholders with registration rights and all officers and directors of Licensee enter into similar agreements on substantially similar terms. If requested by any underwriter, each holder shall execute and deliver to such underwriters an agreement in form reasonably acceptable to such underwriter evidencing the obligation described in this Section (3).

In order to enforce the foregoing covenant, Licensee may impose stop-transfer instructions with respect to the Shares of each holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(4)	Transfer to Competitor.

No holder shall transfer any Shares to a competitor of Licensee, as determined by the Board of Directors of Licensee in good faith. This provision shall terminate after the closing of the sale of Equity Securities of Licensee registers pursuant to a registration statement filed under the Securities Act.

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Exhibit D

Financial Statements

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Exhibit E

List of Stockholders and Optionholders

Current Capitalization Table

Shareholders:	Cum. Shrs	%
Jim Dempsey	450,000	34.6%
Russ Donda	468,875	35.8%
Jim Carnall	135,875	10.4%
		0.0%
University of Florida	65,000	5.0%
Incentive Stock Plan	185,000	14.2%

TOTALS (Fully diluted)	1,301,750	—

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Exhibit F

Form of Opinion

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December 3, 2004

University of Florida Research Foundation, Inc.

219 Grinter hall

PO Box 115500

Gainesville FL 32611-5500

Ladies and Gentlemen:

I am the Chief Executive Officer of ViewRay, Inc. This letter is delivered pursuant to Section 2.2.2 of the Equity Agreement in connection with License Agreement to be executed by and between the University of Florida Research Foundation, Inc. and ViewRay, Inc. (the Agreements). Except as otherwise set forth herein, all terms used in this letter shall have the meanings assigned to them in the Agreements.

As of the date of this letter:

1)	ViewRay has no subsidiaries;

2)	ViewRay has all requisite corporate power and authority to

a.	Execute and deliver the Agreement;

b.	Sell and issue the UFRF Shares; and

c.	Perform its obligations under the terms of the Agreement.

3)	Except as described in the Agreements

a.	There are no outstanding debt securities issued by ViewRay;

b.	ViewRay is not subject to any contract. Commitment, understanding or arrangement to redeem, repurchase or otherwise acquire or retire any shares of their capital stock, and there are no securities of ViewRay that contain any redemption or similar provisions;

c.	ViewRay is not a party to any agreement or arrangement obligating them to register the sale of its securities under the Securities Act of 1933 as amended (the “33 Act”);

d.	There are no securities or instruments containing anti-dilution or similar provsions that will be triggered by the issuance of the UFRF Shares; and

12.1.2	ViewRay does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

1)	Except as have been obtained or effected as of the date of this letter, ViewRay is not required to obtain any consent, authorization or order of, or make any filing or registration with any court or governmental agency, or any regulatory or self-regulatory agency, in order for it to execute, deliver or perform any of its obligations under or contemplated by the Agreements in accordance with the terms thereof.

/s/

Russell S. Donda Chief Executive Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(((H04000228353 3)))

ARTICLES OF AMENDMENT TO ARTICLES OF

INCORPORATION OF VIEWRAY INCORPORATED.

VIEWRAY INCORPORATED, a Florida corporation (the “Corporation”), hereby certifies as follows:

1. The Articles of Incorporation of the Corporation are hereby amended by deleting the present form of Article IV in its entirety and by substituting, in lieu thereof, the following:

ARTICLE IV

STOCK

IV. Stock. The aggregate number of shares of stock authorized to be issued by this corporation shall be 10,000,000 shares of common stock, no par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

2. The foregoing amendment shall become effective as of the date of filing with the Florida Department of State, Division of Corporations.

3. The amendment recited in Section 1 above has been duly adopted in accordance with the provisions of §607.1006, Florida Statutes. The amendment was approved by all shareholders.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be prepared under the signature of its President this 28th day of October, 2004.

VIEWRAY INCORPORATED

RUSSELL S. Donda, President

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Electronic Articles of Incorporation

For

VIEWRAY INCORPORATED

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

VIEWRAY INCORPORATED

Article II

The principal place of business address:

2011 SW 102ND TERRACE

GAINESVILLE, FL. 32607

The mailing address of the corporation is:

2011 SW 102ND TERRACE

GAINESVILLE, FL. 32607

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1,000,000

Article V

The name and Florida street address of the registered agent is:

JAMES F DEMPSEY PH.D.

2011 SW 102ND TERRACE

GAINESVILLE, FL. 32607

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

I certify that I am familiar with and accept the responsibilities of registered agent.
Registered Agent Signature: JAMES F. DEMPSEY

Article VI

The name and address of the incorporator is:

JAMES F. DEMPSEY

2011 SW 102ND TERRACE

GAINESVILLE, FL 32607

Incorporator Signature: JAMES F. DEMPSEY

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P

JAMES F DEMPSEY PH.D.

2011 SW 102ND TERRACE

GAINESVILLE, FL. 32607

Article VIII

The effective date for this corporation shall be:

03/05/2004

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

BYLAWS

OF

VIEWRAY INCORPORATED

ARTICLE I

Share Certificates and Transfer

Section l. Certificates:

Certificates representing the shares of capital stock of this Corporation shall be printed or engraved in such form and contain such recitals, signatures and seals as required by law, or to the extent not in conflict therewith, as may be determined by the Board of Directors. Every Shareholder shall be entitled to receive a certificate representing the number of shares owned once such shares are fully paid.

Section 2. Transfer:

Upon surrender to the secretary or transfer agent of the Corporation of a certificate representing a share or shares of its stock, duly endorsed or accompanied by evidence of succession, assignment or authority to transfer reasonably satisfactory to the Secretary or transfer agent, as well as all necessary Florida stock transfer tax stamps or the funds therefore and evidence of compliance with any conditions or restrictions set forth or referred to on the certificate, the Corporation shall be required to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

Section 3. Issuance of Substitute Certificates:

A new certificate may be issued in lieu of any certificate previously issued which has been defaced or mutilated, upon surrender or cancellation of a part of the old certificate sufficient, in the opinion of the Treasurer, to protect the Corporation against loss or liability. A new certificate may also be issued in lieu of any certificate then not in the possession of the holder of record if such holder shall by written affirmation, under oath, state the circumstances of its absence, and shall, if required by the Board, provide the Corporation with an indemnity bond in form and with one or more sureties satisfactory to the Board, in at least double the value of the shares represented by the absent certificate and satisfy any other reasonable requirements which it may impose.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE II

Corporate Records and Seal; Authority to Act

Section 1. Records:

The Corporation shall maintain at its principal place of business accurate and complete records of its operations and properties, including a record of its Shareholders and minutes of the proceedings of its Shareholders, Board of Directors and Board committees. Unless modified by Shareholder resolution adopted not later than four months following the close of each of the Corporation’s operational years, the Corporation shall prepare within a reasonable time following the close of each such year and maintain at its principal place of business, as well as at its registered office, financial records which shall include a statement of financial position as of the end of each such year and a statement of profit earned or loss incurred therein.

Section 2. Inspection:

All records required by the Florida Business Corporation Act to be maintained by the Corporation shall be open for inspection by the individuals and in the manner specified in such Act as the same may be in effect from time to time.

Section 3. Closing Shareholder Record Book:

The Board may close the Shareholder record book for a period of not more than 30 nor less than ten days preceding any Shareholder meeting or the day fixed for the payment of a dividend, and upon its failure to do so the Shareholder record date for either purpose shall be 14 days preceding the event.

Section 4. Seal:

The Corporation shall own a corporate seal which shall be circular in form and have inscribed thereon its name and the date and state of its incorporation.

Section 5. Contracts:

The Board of Directors may by resolution authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of or on behalf of the Corporation, and such authority may be general or confined to specific instances; but absent the grant of such authority no individual, other than the President, shall have power to bind the Corporation under any contract, pledge its credit or render it liable for any purpose or in any amount.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6. Checks and Drafts:

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined by resolution of the Board of Directors.

ARTICLE III

Shareholder Meetings and Voting Rights

Section 1. Annual Meeting:

The annual meeting of the Shareholders of the Corporation shall be held on the first Tuesday of the fourth month following the close of the Corporation’s operational year. If that day is a legal holiday, the annual meeting will be held on the first day thereafter that is not a legal holiday. At the annual meeting the Shareholders, by vote of the holders of a majority of the shares represented, shall elect a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as is properly brought before the meeting.

Section 2. Special Meetings:

Special Shareholder meetings shall be held upon the direction of the President or Board of Directors or upon the written request of the holders of not less than ten percent of all shares entitled to vote.

Section 3. Place of Meeting:

All Shareholder meetings shall be held at the principal office of the Corporation unless an alternate location shall be selected by the Board and communicated to the Shareholders by written notice. The holders of a majority of shares of the Corporation’s outstanding voting stock shall have the right to reject such alternative location by filing written notice to that effect with the Secretary not less than two days prior to the called date of the meeting.

Section 4. Notice:

Written notice stating the place, day and hour of each Shareholder meeting and, in the case of a special meeting, the nature of the business to be transacted shall be delivered to each Shareholder of record entitled to vote not less than ten days prior to the date of such meeting and otherwise in the manner specified in the Florida Business Corporation Act. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of the original meeting; otherwise no notice of the adjournment or of the business to be transacted at the adjourned meeting need be given other than by way of an announcement made at the meeting at which such adjournment is taken.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 5. Voting List:

Unless the Corporation has fewer than six Shareholders, as of the date fixed in accordance with the provisions of Article II, Section 3, the officer or agent having charge of the Shareholder record books shall prepare a list of the Shareholders entitled to vote at each Shareholder meeting or any adjournment thereof, including the address of and the number and class and series, if any, of shares held by each. For a period of ten days prior to the meeting, such list shall be kept at the Corporation’s principal place of business where any Shareholder shall be entitled to inspect it during usual business hours. The list shall also be made available and subject to inspection by any Shareholder at any time during the subject meeting.

Section 6. Substance of Meeting:

Any question may be considered and acted upon at an annual meeting, but no question not stated in the call for a special meeting shall be acted upon thereat unless the provisions of Article III, Section 9. or Article VI, Section 3. are complied with.

Section 7. Shareholders’ Quorum and Voting Rights:

The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders, unless otherwise provided by law, but a lesser interest may adjourn any meeting from time to time until the requisite amount of voting shares shall be present.

Each outstanding share of the Corporation’s capital stock shall entitle the holder of record to one vote. An affirmative vote of a majority of the shares represented at each meeting shall decide any question brought before it, unless the question is one upon which, by express provision of law, the Corporation’s Articles of Incorporation or these Bylaws, a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. Proxies:

Every Shareholder entitled to vote, or to express consent to or dissent from a proposed corporate action, may do so either in person or by written proxy duly executed and filed with the Secretary of the Corporation. If a proxy is executed, its use shall be controlled by the provisions of the Florida Business Corporation Act.

Section 9. Action By Shareholders Without a Meeting:

Any action required or allowed to be taken at a meeting of Shareholders may be taken without a meeting, prior notice or vote, if a written consent, setting forth the action taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the written consent specified in the Florida Business Corporation Act shall be obtained and furnished to all non-consenting Shareholders.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE IV

Board of Directors

Section l. Power and Responsibility:

Subject to the limitations imposed by the Articles of Incorporation, these Bylaws or the Florida Business Corporation Act, all corporate powers and responsibilities shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.

Section 2. Number:

The number of directors which shall constitute the entire Board of Directors shall be not less than one nor more than seven. Within these limits the actual number constituting the entire Board shall be that fixed from time to time by a vote of the Shareholders, and until such time as the Shareholders determine otherwise, the number of directors shall be three. No reduction in the number of Directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 3. Election and Term:

At the first annual Shareholder meeting and at each annual meeting thereafter the Shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 4. Vacancy:

Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of all remaining directors, even if less than a quorum, and a director so chosen shall hold office only until the next election of directors by the Shareholders. The Shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect additional directors at a meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of directors.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 5. Removal:

At a meeting of Shareholders called expressly for that purpose, any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 6. Presumption of Assent:

A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 7. Quorum and Voting:

A majority of the number of directors fixed in the manner prescribed in Article IV, Section 2 of these Bylaws shall constitute a quorum for the transaction of business. The action of a majority of the directors present at any meeting at which there is a quorum, when legally assembled, shall be a valid corporate action.

Section 8. Director Conflicts of Interest:

The legal effectiveness or enforceability of any contract or other transaction authorized by the Corporation’s Board, any committee thereof or its Shareholders which may present a conflict of interest as contemplated by the Florida Business Corporation Act shall be determined by the provisions thereof. Directors whose relationship with another person or entity is the source of such potential conflict of interest may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 9. Executive and Other Committees:

(a) By resolution adopted by a majority of the entire Board of Directors, there may be designated from among its members an executive committee and other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except with respect to those matters which by law are precluded from being delegated to a committee.

(b) Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes and report the same to the Board. The Board may designate one or more directors as alternate members of any committee. In the absence or upon the disqualification of a member of a committee, if no alternate member has been designated by the Board, the members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) A majority of all members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines appropriate for the conduct of its activities.

Section 10. Place of Meeting:

Meetings of the Board of Directors may be held at any location specified in the call of the meeting or as agreed to by the directors.

Section 11. Time, Notice and Call Meetings:

(a) Annual Meeting: Promptly following the adjournment of each annual Shareholder meeting, the Board of Directors elected thereat shall without notice, convene an annual meeting and organize by the election of a Chairman who shall preside over its further conduct.

(b) Regular Meeting: Regular meetings of the Board may be held during each annual period in accordance with such schedule as may be agreed to by the Board at its annual meeting. No notice need be given of such regular meetings.

(c) Special Meetings: Special meetings of the Board shall be held from time to time upon call issued by the Chairman of the Board, any two directors, or the President or Vice-President of the Corporation. Written notice of the time and place of each special meeting shall be delivered personally to all directors or sent to each by telegram or letter, charges prepaid, addressed to him at his address shown on the records of the Corporation or as otherwise actually known by the Secretary. If notice is mailed or telegraphed, it shall constitute sufficient notice if it is delivered to the above address not less than 24 hours prior to the time of the holding of the meeting.

(d) Adjournment: A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of the time and place of holding such adjourned meeting need not be given if they are fixed at the meeting adjourned and while a quorum is present; otherwise notice shall be given to all directors in the manner directed in subsection (c) above.

Section 12. Action Without a Meeting:

Any action required or permitted to be taken by the Board or a committee thereof may be taken without a meeting if all members shall individually or collectively consent in writing to such action. Such written consent shall be filed in the minutes of the proceedings of the Board or committee and shall have the same effect as a unanimous vote in favor of the action consented to.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE V

Officers

Section l. Composition and Term:

The- officers of the Corporation shall consist of a President, Vice-President, Secretary, Treasurer and such other officers with such titles, duties and powers as may be prescribed by the Board of Directors. All officers shall be elected by and serve at the pleasure of the Board.

Section 2. Election:

At their annual meeting the Directors shall elect officers of the Corporation, any of whom may but need not be members of the Board. Any two or more of such offices may be held by the same individual

Section 3. Resignation or Removal:

Any officer may resign by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect upon receipt of the notice, or at any later time specified therein (subject to the Board’s right of removal), and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any officer may be removed, with or without cause, by action of a majority of the entire Board taken at any regular or special meeting of the Board, or by another officer upon whom such power of removal is expressly conferred by the Board.

Section 4. Vacancy:

A vacancy in any office shall be filled by action of the Board, and its appointee shall hold office for the unexpired term or until his successor is elected and qualified.

Section 5. President:

The President shall be the principal executive officer of the Corporation and, subject to the control of the Board, shall generally supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the Shareholders and, unless a Chairman of the Board of Directors has been elected and is present, shall preside at meetings of the Board of Directors. He shall be an ex-officio member of all committees appointed by the Board, and shall have the general powers and duties customarily performed and exercised by the chief executive officer of any Corporation for profit organized under the laws of Florida, as well as such additional powers or duties as may be prescribed by these Bylaws or the Board.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6. Vice-President:

In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President shall be vested with the powers and duties of the President. Any Vice-President may sign, with the Secretary, share certificates issued by the Corporation; and shall perform such other duties as from time to time may be assigned to him by the Board of Directors or President.

Section 7. Secretary:

The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors and Shareholders may designate, a current Shareholder record book, showing the names of all Shareholders and their addresses; and a record of all meetings conducted by the Shareholders, Directors or Director Committees, which latter record shall include the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at Shareholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent, a Shareholder record, or a duplicate Shareholder record, showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation and affix said seal to all documents requiring a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8. Treasurer:

The Treasurer shall have custody of all corporate funds, securities, valuable papers and financial records; shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of Shareholders and at such other times as requested by the Board or President; and shall perform such other duties as may be prescribed by the Board or President.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 9. Assistant:

Any Assistant Secretary or Assistant Treasurer, respectively, may exercise any of the powers of Secretary or Treasurer, respectively, as provided in these Bylaws or as directed by the Board of Directors, and shall perform such other duties as may be prescribed by the Board or President.

ARTICLE VI

Miscellaneous

Section 1. Parliamentary Procedure:

When not in conflict with these Bylaws, Roberts Rules of Parliamentary Procedure shall establish the rules at all Shareholder and director meetings.

Section 2. Fiscal Year:

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board

Section 3. Consent to Meeting:

The transactions approved at any meeting of Shareholders or the Board of Directors, however called and noticed, shall be as valid as though acted upon at a meeting duly held after regular call and notice, if a quorum is present (either in person or by proxy in the case of a Shareholder meeting) and if, either before or after the meeting, each of the Shareholders entitled to vote or directors, as the case may be, not present (or represented by proxy in the case of a Shareholder meeting) signs a written·waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Personal representatives, trustees and other fiduciaries entitled to vote shares may sign such waivers, consents or approvals.

Section 4. Amendment and Repeal of Bylaws:

(a) By Shareholders: New Bylaws may be adopted or these Bylaws may be repealed or amended at the annual or any other meeting of Shareholders called for that purpose, by a vote of Shareholders entitled to exercise a majority of the voting power of the Corporation, or by the written assent of such Shareholders.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) By Board of Directors: Subject to the right of the Shareholders to adopt, amend or repeal Bylaws, as provided in this section, the Board of Directors may adopt, amend or repeal any of these Bylaws including the Bylaw or amendment thereof changing the authorized number of directors.

(c) Record of Amendments: Whenever an amendment to or repeal of any existing Bylaw is adopted, or an additional Bylaw provision is approved, a replacement page containing such new material and noting the date and manner of its adoption shall be inserted in the original Bylaws, in the appropriate place.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

This letter certifies that the Articles of Incorporation, the Bylaws and resolutions of the Board of Directors of Licensee approving the License Agreements, this Equity Agreement and the transactions contemplated thereby, are all true, complete and correct and that such resolutions remain unamended, accept as shown on the attached Amendment to the Articles of Incorporation.

/s/
James F. Dempsey, Vice President and Secretary

12/5/04
Date

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.